   As filed with the Securities and Exchange Commission on October 24, 2000
                                                Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                            SALES ONLINE DIRECT, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

        Delaware                         7372                       73-1479833
(State or other jurisdiction       (Primary Standard Industrial (I.R.S. Employer
of incorporation or organization)   Classification Code Number)  Identification
                                                                        Number)

                                4 Brussels Street
                               Worcester, MA 01610
                                 (508) 791-6710
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------
                            Gregory Rotman, President
                            Sales Online Direct, Inc.
                                4 Brussels Street
                               Worcester, MA 01610
                                 (508) 791-6710
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------


                                    Copy to:
                          Abba David Poliakoff, Esquire
             Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                             233 East Redwood Street
                         Baltimore, Maryland 21202-3332
                                 (410) 576-4067

     Approximate date of commencement of proposed sale to public: From time to time after Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
====================================================================================================================================
 Title of Securities               Amount to be     Proposed Maximum        Proposed Maximum           Amount of Registration
 to be Registered                   Registered      Offering Price Per    Aggregate Offering Price             Fee
                                                         Share (1)                   (1)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.001 per share, Issuable Upon
Conversion of Convertible Note     19,692,792(2)(4)       $.39                  $7,680,189                   $2,027.57
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share, Issuable
Upon Exercise of Warrants             700,000(3)(4)       $.39                  $  273,000                   $   72.07

------------------------------------------------------------------------------------------------------------------------------------
       Total                       20,392,792                                   $7,953,189                   $2,099.64

====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (g) based on the average of the bid and asked price on October 19, 2000.
(2) Estimated number of shares of common stock issuable upon conversion of and as payment of interest on a $3,000,000 convertible note if converted on October 23, 2000.
(3) Common stock issuable upon exercise of stock purchase warrants issued in connection with the purchase of the convertible note.
(4) The shares include any additional shares issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commissioner, acting pursuant to said Section 8(a), may determine.

                 Subject to completion, dated October 24, 2000.
PROSPECTUS
                            SALES ONLINE DIRECT, INC.
                        20,392,792 Shares of Common Stock

            This prospectus relates to the offer and sale by the selling shareholders identified in this prospectus, of a maximum of 20,392,792 shares of common stock of Sales Online Direct, Inc. The shares include up to (i) 19,692,792 shares which are reserved for issuance upon the conversion of and payment of interest on a $3,000,000 convertible note and (ii) 700,000 shares issuable upon the exercise of warrants issued in connection with the purchase of the convertible note. The number of shares covered by this prospectus represent 200% of the number of shares issuable upon conversion of the convertible note, if converted on October 23, 2000, plus 200% of the number of shares issuable upon the exercise of one of the warrants and 100% of the number of shares issuable upon exercise of another warrant.

            We are not offering to sell any of our securities. The selling shareholders may offer and sell some, all or none of the common stock covered under this prospectus. We will not receive any of the proceeds from the offer and sale of the shares, however, 400,000 of the shares offered by the selling shareholders are issuable upon the exercise of outstanding warrants at an exercise price of $2.70 per share. If these warrants were exercised in full, we would receive aggregate gross proceeds of $1,080,000. We will issue these shares only to the extent that the selling shareholders convert the convertible note and exercise their warrants.

            Shares of our common stock are currently quoted and traded on the NASD over-the-counter bulletin board under the symbol "PAID." On October 23, 2000 the last sale price of the common stock as reported on the OTC Bulletin Board was $.40 per share.


           As used in this prospectus, the terms "we," "us," "our" and "Sales Online" mean Sales Online Direct, Inc. and its subsidiaries (unless the context indicates another meaning), and the term "common stock" means our common stock, par value $0.001 per share.

            Investing in our common stock involves risks. You should not purchase our common stock unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 for certain information that should be considered by prospective shareholders.

            Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

           The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               -------------------

             The date of this Prospectus is ______________ ___, 2000

           We have not authorized any dealer, salesperson or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus and, if given or made, you should not rely on such unauthorized information or representations. Neither we nor the selling shareholders are making an offer to sell or a solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.
                               ------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
SUMMARY........................................................................3
RISK FACTORS...................................................................4
DESCRIPTION OF OUR SECURITIES.................................................21
REGISTRATION RIGHTS...........................................................23
SELLING SHAREHOLDERS..........................................................24
PLAN OF DISTRIBUTION..........................................................26
LEGAL MATTERS.................................................................28
EXPERTS.......................................................................28
WHERE YOU CAN FIND MORE INFORMATION...........................................28
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................28

                                     SUMMARY

           This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated in this prospectus by reference. As this is a summary, it may not contain all information that is important to you.

Our Company

           Our primary business is collectibles. Our primary online collectibles sites can be accessed through "www.collectingexchange.com" and "www.rotmanauction.com," each of which can also be accessed through "www.salesonlinedirect.com." In order to take advantage of the tremendous growth in both the online auction and e-commerce industries, we are now focused on the creation of a unique and multi-faceted internet collectibles market place that services all aspects of the purchase, ownership and sale of collectibles. Our mission is to become the premier internet collectibles site consisting not only of a collectibles portal, which was initially launched on January 27, 2000, but also a global auction search and research center. We will derive revenues from the sale at auction of collectibles from our own inventory as well as from merchandise under consignment type arrangements with the public; sale of advertising on our website; and fees for services such as appraisals and gradings.

            All visitors to our new website at "www.collectingexchange.com," will be able to use the collectibles portal as a source for obtaining collectibles information. We will strive to become the premier educator and global source of information for the collectibles community. The site's tools will provide information to collectors to help them make informed decisions about price, authenticity and trading sites to buy or sell. The site is intended to provide users with a comprehensive, one-stop shopping collectible experience through a collectibles marketplace, linking top collectible sites to buyers and sellers from around the world.

            Currently, substantially all of our revenues are derived from our Rotman Auction operations. Rotman Auction is an auction house which provides a full range of services to sellers and buyers, including live online bidding of premier collectibles, consignment services, authentication of merchandise, digital photography, fulfillment of orders and the purchase and sale of authentic memorabilia. Rotman Auction also maintains a substantial inventory of memorabilia with popular and historical significance that allows customers to directly purchase the memorabilia without the competition from bidders in an auction format.

            In addition, our World Wide Collectors Digest ("WWCD") division, located at "www.wwcd.com" (which can also be accessed through "www.collectingexchange.com" and "www.salesonlinedirect.com" ), designs, hosts and maintains client websites. Its software also allows our clients to operate online stores, set prices and sell directly to online shoppers. To attract collectors of sports memorabilia, the WWCD division website includes live sports scores, live internet chat rooms, and a full listing of stadiums and arenas with seating charts, directions, team schedules, addresses and telephone numbers of major league professional sports teams.

           We are organized under the laws of the State of Delaware. Our executive office is located at 4 Brussels Street, Worcester, Massachusetts 01610, (508) 791-6710.

Securities to be Offered

            On March 23, 2000, we entered into a Securities Purchase Agreement, whereby we sold an 8% convertible note in the amount of $3,000,000, due March 31, 2002 to Augustine Fund, L.P. The note is convertible into common stock at a conversion price equal to the lesser of: (1) 110% of the lowest of the closing bid price for the common stock for the five (5) trading days prior to March 23, 2000, or (2) 75% of the average of the closing bid price for the common stock for the five (5) trading days immediately preceding the conversion date.

            In connection with the Securities Purchase Agreement, we also issued warrants to Augustine Fund, L.P. and Delano Group Securities LLC (as the placement agent in the financing) to purchase 300,000 and 100,000 shares of common stock, respectively. The exercise price per share of common stock is equal to 120% of the lowest of the closing bid prices for the common stock during the five (5) trading days prior to the closing date. The warrants expire on March 31, 2005.

           We have granted registration rights to the selling shareholders pursuant to which we will register common stock acquired by them upon conversion of the convertible note and exercise of the warrants. The registration statement of which this prospectus is a part registers 20,392,792 shares of common stock that may be issued upon conversion of the convertible note and exercise of the warrants.

                                  RISK FACTORS

            Before purchasing any of the shares of common stock being offered, prospective investors should carefully consider the following factors in addition to the other information contained in this prospectus or incorporated by reference into it.

            Statements in this document filed with the SEC include forward looking statements under the federal securities laws. We caution you to be aware of the speculative nature of "forward-looking statements". Statements that are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward-looking statements. While these statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, they are not guarantees of future performance, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, and should not be relied upon as predictions of future events. In making these cautionary statements, we are not committed to addressing or updating each factor in future filings of communications regarding our business or results, or addressing how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. The following is a discussion of factors that could impact future results.

Risks Relating to the Company

We have a limited operating history and have experienced development stage losses.

           Our company was formed in stages and put together as a single entity in February, 1999. Accordingly, there is an extremely limited operating history upon which to base an evaluation of the company and our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Such risks include:

     o    an evolving and unpredictable  business model;
     o    management of growth, if any;
     o    our ability to anticipate and adapt to a developing market;

     o acceptance by customers of our services and merchandise sold at auctions;
     o    dependence upon the level of hits to our sites;
     o development of equal or superior Internet portals, auctions and related services by competitors;
     o    dependence on vendors for merchandise; and
     o the ability to identify, attract, retain and motivate qualified personnel.

            To address these risks, we must, among other things, increase traffic to our websites, maintain our customer base, attract significant numbers of new customers, respond to competitive developments, implement and execute successfully our business strategy and continue to develop and upgrade our technologies and customer services. We cannot offer any assurances that that we will be successful in addressing these risks.

           We incurred a net loss of $2,569,254 for the six months ended June 30, 2000 (which includes an interest expense of $1,162,456 in connection with the sale of the 8% convertible note) and a net loss of $2,183,040 in the year ended December 31, 1999. There can be no assurance that we will be profitable in the future.

Our capital is limited and we may need additional financing to implement our business plan and continue operations.

           We require substantial working capital to fund our business. We expect that additional funds will be necessary for our company to implement its business plan. If we are unable to obtain financing in the amounts desired and on acceptable terms, or at all, we may be required to reduce significantly the scope of our presently anticipated advertising and other expenditures, which could have a material adverse effect on our growth prospects and the market price of our common stock. If we raise additional funds by issuing equity securities, our shareholders will be further diluted.

We have only recently introduced the collectibles portal and we are unable to guarantee that the marketplace will except our services and products.

            The collectibles portal was only launched in January 2000, and the research site is not yet operational. Therefore, we are unable to provide any assurances that the marketplace will accept the new direction the company has taken and the services it is offering, or that we will be able to provide such services at a profit.

We expect to incur additional losses as a result of the anticipated significant increase in marketing and promotional expenses.

           We intend to expend significant financial and management resources on brand development, research site development, marketing and advertising, website development, strategic relationships, and technology and operating infrastructure. Primarily as a result of the anticipated significant increase in marketing and promotional expenses, we expect to incur additional losses, and such losses are expected to increase significantly from current levels. In addition, we plan to continue to increase our operating expenses significantly in order to increase our customer base, increase the size of our staff, expand our marketing efforts to enhance our brand image, increase our visibility on other companies' high-traffic websites, increase our software development efforts, support our growing infrastructure, and acquire complementary businesses and technologies.

           Moreover, to the extent that increases in such operating expenses precede or are not subsequently followed by increased revenues, our business, results of operations and financial condition will be materially adversely affected. We cannot provide any assurances that our revenues will increase, or even continue at their current level, or that we will achieve or maintain profitability or generate positive cash flow from operations in future periods. We have made, and expect in the future to continue to make, significant investments in infrastructure and personnel in advance of levels of revenue necessary to offset such expenditures. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Our operating results are unpredictable and are expected to fluctuate in the future.

           Because of the uncertain nature of the rapidly changing market we serve, period-to-period comparisons of operating results are not likely to be meaningful. In addition, you should not rely on the results for any period as an indication of future performance. Our operating results are unpredictable and are expected to fluctuate in the future due to a number of factors, many of which are outside our control. These factors include:

     o our ability to significantly increase our customer base and traffic to our websites, manage our inventory mix and the mix of products offered, liquidate our inventory in a timely manner, maintain gross margins, and maintain customer satisfaction;

     o    the availability and pricing of merchandise from vendors;

     o    consumer   confidence  in  encrypted   transactions  in  the  Internet
          environment;

     o the timing, cost and availability of advertising on our websites and other entities' websites;

     o    the  amount  and  timing  of  costs   relating  to  expansion  of  our
          operations;

     o the announcement or introduction of new types of merchandise, service offerings or customer services by our company or our competitors;

     o    technical difficulties with respect to consumer use of our websites;

     o    acquisitions of complementary business and technologies;

     o    governmental regulation by federal or local governments; and

     o general economic conditions and economic conditions specific to the Internet and electronic commerce.

           As a strategic response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could have a material adverse effect on our results of operations and financial condition. Due to all of the foregoing factors, our operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be materially adversely affected.

We rely on our relationships with online companies.

           We have increased our dependence on relationships with other online companies. These relationships include, but are not limited to, agreements for anchor tenancy, promotional placements, sponsorships and banner advertisements. Generally, these agreements are not exclusive and do not provide for guaranteed renewal. The risks included in this dependence include the following:

     o the possibility that a competitor will purchase exclusive rights to attractive space on one or more key sites;

     o the uncertainty that significant spending on these relationships will increase our revenues substantially or at all;

     o the possibility that potential revenue increases resulting from such spending will not occur within the time periods that we are expecting;

     o the possibility that space on other websites or the same sites may increase in price or cease to be available on reasonable terms or at all;

     o the possibility that, if these relationships are successful, we may not be able to obtain adequate amounts of merchandise to meet the increased demand that is generated;

     o the possibility that we may not be able to develop partnerships with lead manufacturers, licensers, licensees, collecting communities, and major auction houses for the collectibles portal;

     o the possibility that such online companies will be unable to deliver a sufficient number of customer visits or impressions; and

     o the possibility that such online companies will compete with our company for limited online auction revenues.

Any termination of the our arrangements with other online companies could have a material adverse effect on our business, results of operations and financial condition.

The successful operation of our business depends upon the supply of critical elements from other third parties.

           Our operations depend on a number of third parties for Internet/telecom access, delivery services, credit card processing and software services. We have limited control over these third parties and no long-term relationships with any of them.

            Technology. We do not own a gateway onto the Internet, but instead rely on an Internet service provider to connect our websites to the Internet. From time to time, we have experienced temporary interruptions in our websites connection and also our telecommunications access. We license technology and related databases from third parties for certain elements of our properties, including, among others, technology underlying the delivery of news, stock quotes and current financial information. Furthermore, we are dependent on hardware suppliers for prompt delivery, installation, and service of servers and other equipment to deliver our products and services. Our internally-developed auction software depends on an operating system, database and server software that was developed and produced by and licensed from third parties. We have from time to time discovered errors and defects in the software from these third parties and, in part, rely on these third parties to correct these errors and defects in a timely manner. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand and our business, and could expose us to liabilities to third parties.

           Order Fulfillment. We use overnight courier and delivery services for substantially all of our auction products. Should these services be unable to deliver our products for a sustained time period as a result of a strike or other reason, our business, results of operations and financial condition would be adversely affected. If, due to computer systems failures or other problems related to these third-party service providers, we experience any delays in shipment, our business, results of operations and financial condition would be adversely affected.

           Distribution. To increase traffic for our online properties and make them more available and attractive to advertisers and consumers, we expect to have distribution agreements and informal relationships with leading Web browser providers such as Microsoft, operators of online networks and leading Web sites, software developers and computer manufacturers. These distribution arrangements typically are not exclusive and do not extend over a significant amount of time. Potential distributors may not offer distribution of our properties and services on reasonable terms. Third parties that provide distribution typically charge fees or otherwise impose additional conditions on the listing of our online properties. Any failure to cost-effectively obtain distribution or to obtain distribution on terms that are reasonable, could have a material adverse effect on our business, results of operations, and financial condition.

Our failure to attract advertising revenue in quantities and at rates that are satisfactory to us could harm our business.

           We expect to derive a portion of our net revenue from advertisements displayed on our websites. Our ability to continue to achieve substantial advertising revenue depends upon:

     o the development of a large base of users possessing demographic characteristics attractive to advertisers;
     o    the level of traffic on our websites;
     o our ability to derive better demographic and other information from our users;
     o    acceptance by advertisers of the Web as an advertising medium; and
     o    our ability to transition and expand into other forms of advertising.

           No standards have yet been widely accepted for the effectiveness of Web-based advertising. Advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet. If we are unsuccessful in sustaining or increasing advertising sales levels, it could have a material adverse effect on our business, operating results and financial condition.

Our failure to manage growth could harm us.

           We have rapidly and significantly expanded our operations and anticipate that significant expansion of our operations will continue to be required in order to address potential market opportunities. This rapid growth has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. Increases in the number of employees and the volume of merchandise sales have placed significant demands on our management, which currently includes only three executive officers. In order to manage the expected growth of our operations, we will be required to expand existing operations, particularly with respect to customer service and merchandising, to improve existing and implement new operational, financial and inventory systems, procedures and controls.

           If our company's growth continues, we will experience a significant strain on our resources because of:

     o the need to manage relationships with various strategic partners, technology licensors, advertisers, other Websites and services, Internet service providers and other third parties;
     o difficulties in hiring and retaining skilled personnel necessary to support our businesses;
     o    the need to train and manage a growing employee base; and
     o pressures for the continued development of our financial and information management systems.

           Difficulties we may encounter in dealing successfully with the above risks could seriously harm our operations. We cannot offer any assurance that our current personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to identify, hire, train, retain, motivate and manage required personnel.

If future acquisitions are not successful, or if we are not able to structure future acquisitions in a financially efficient manner, there could be an adverse effect on our business and operations.

           If appropriate opportunities present themselves, we intend to acquire businesses, technologies, services or products that we believe will help us develop and expand our business. The process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures which we cannot anticipate and may absorb significant management attention that would otherwise be available for further development of our existing business. Moreover, the anticipated benefits of any acquisition may not be realized. Any future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available to us on favorable terms or at all, and might be dilutive. Additionally, we may not be able to successfully identify, negotiate or finance future acquisitions or to integrate acquisitions with our current business.

Our company's success still depends upon the continued services of Gregory Rotman, Richard Rotman and John Martin and our ability to attract and retain management and qualified technical personnel.

           At present, our company employs 18 full-time personnel. We are substantially dependent on the continued services of members of our senior management and other key personnel, particularly Gregory Rotman, our President and Chief Executive Officer; Richard Rotman, our Vice President, Chief Financial Officer, Vice President, and Secretary; and John Martin, our Vice President and Chief Technical Officer. Each of these individuals has acquired specialized knowledge and skills with respect to our company and our operations. As a result, if any of these individuals were to leave our company, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. In order to meet expected growth, we believe that our future success will depend upon our ability to identify, attract, hire, train, motivate and retain other highly-skilled managerial, merchandising, engineering, technical consulting, marketing and customer service personnel. We do not have a long-term employment agreements with any of our key personnel and we do not maintain any key person life insurance. We cannot offer assurances that we will be successful in attracting, assimilating or retaining the necessary personnel, and the failure to do so could have a material adverse effect on our business.

Our success is dependent upon our ability to purchase inventory at attractive prices and to liquidate inventory rapidly.

           Although we have shifted our focus to our collectibles site, at the present time Rotman Auction is still a distinct operating entity and is our
primary  source  of  revenue.   In  addition  to  auctioning   collectibles   on
consignment, currently approximately 80% of the aggregate sales prices of collectibles sold at our auctions are from our own inventory. We purchase these collectibles from dealers and collectors and assume the inventory and price risks of these items until they are sold. Due to the inherently unpredictable nature of auctions, it is impossible to determine with certainty whether an item will sell for more than the price we paid. Further, because minimum opening bid prices for the merchandise listed on our websites generally are lower than our acquisition costs for such merchandise, we cannot offer any assurance that we will achieve positive gross margins on any given sale. If we are unable to resell our purchased collectibles when we want or need to, or at prices sufficient to generate a profit on their resale, or if the market value of our inventory of purchased collectibles were to decline, our operating results would be negatively affected.

Our success is dependent upon market awareness of our brand.

           We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of our company will depend largely on our success in increasing our customer base. If vendors do not perceive us as an effective marketing and sales channel for their merchandise, or consumers do not perceive our company as offering an entertaining and desirable way to purchase merchandise, we may be unsuccessful in promoting and maintaining our brand.

           Furthermore, in order to attract and retain customers and to promote and maintain our company in response to competitive pressures, we may find it necessary to increase our marketing and advertising budgets and otherwise to increase substantially our financial commitment to creating and maintaining brand loyalty among vendors and consumers. We will need to continue to devote substantial financial and other resources to increase and maintain the awareness of our online brands among website users, advertisers and e-commerce partners through:

     o    Web advertising and marketing;
     o    traditional media advertising campaigns; and
     o    providing a high quality user experience.

Our results of operations could be seriously harmed if our investment of financial and other resources, in an attempt to achieve or maintain a leading position in Internet commerce or to promote and maintain our brand, does not generate a corresponding increase in net revenue, or if the expense of developing and promoting our online brands becomes excessive.

Our competitors often provide Internet access or computer hardware to our customers and they could make it difficult for our customers to access our services.

           Our users must access our services through an Internet access provider, or ISP, with which the user establishes a direct billing relationship using a personal computer or other access device. To the extent that an access provider, such as America Online, or a computer or computing device manufacturer offers online services or properties that are competitive with those of our company, the user may find it more convenient to use the services or properties of that access provider or manufacturer. In addition, the access provider or manufacturer may make it difficult to access our services by not listing them in the access provider's or manufacturer's own directory. Also, because an access provider gathers information from the user in connection with the establishment of the billing relationship, an access provider may be more effective than our company in tailoring services and advertisements to the specific tastes of the user. To the extent that a user opts to use the services offered by his or her access provider or those offered by computer or computing device manufacturers rather than the services provided by our company our business, operating results and financial condition will be materially adversely affected.

Our systems may fail or experience a slow down.

           A key element of our strategy is to generate a high volume of traffic to, and use of, our websites. A portion of our revenues depend on the number of customers who use our websites to purchase merchandise. Accordingly, the satisfactory performance, reliability and availability of our websites, transaction-processing systems, network infrastructure and delivery and shipping systems are critical to our operating results, as well as our reputation and our ability to attract and retain customers and maintain adequate customer service levels.

           We periodically have experienced minor systems interruptions, including Internet disruptions, which we believe may continue to occur from time to time. Any systems interruptions, including Internet disruptions, that result in the unavailability of our websites or reduced order fulfillment performance would reduce the volume of goods sold, which could harm our business. We are continually enhancing and expanding our transaction-processing systems, network infrastructure, delivery and shipping systems and other technologies to accommodate a substantial increase in the volume of traffic on the our websites. We cannot guarantee that:

     o we will be able to accurately project the rate or timing of increases if any, in the use of our websites;
     o we will be able to timely expand and upgrade our systems and infrastructure to accommodate increases in the use of our websites;
     o    we will have uninterrupted access to the Internet;
     o    our users will be able to reach our Web sites;
     o    communications via our Web sites will be secure;
     o we or our suppliers' network will be able to timely achieve or maintain a sufficiently high capacity of data transmission, especially if the customer usage of our websites increases.

Any disruption in the Internet access to our Websites or any systems failures could significantly reduce consumer demand for our services, diminish the level of traffic to our websites, impair our reputation and reduce our commerce and advertising revenue.

Our success depends upon our communications hardware and computer hardware.

           In June 2000, we moved all of our communications hardware and computer hardware from our leased facility in Owings Mills, Maryland to our corporate headquarters in Massachusetts. Our systems are vulnerable to damage from fire, flood, power loss, telecommunication failure, break-in and similar events. We do not presently have fully redundant systems, a formal disaster recovery plan or alternative providers of hosting services and do not carry sufficient business interruption insurance to adequately compensate us for all losses that may occur. A substantial interruption in these systems would have a material adverse effect on our business, results of operations and financial condition.

           To date, we have experienced variable interruptions to our service as a result of loss of power and telecommunications connections. Despite our implementation of network security measures and firewall security, our servers are also vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties to deliberately exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of our services and products and could seriously harm our business and results of operations.

Our future revenues will depend upon the continued consumer interest in the collectibles industry and demand for the types of collectibles that are listed for sale.

           We obtain some of our revenues from fees from sellers for listing products for sale on our service and fees from successfully completed auctions. Demand for collectibles is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. The popularity of certain categories of items, such as toys, dolls and memorabilia, among consumers may vary over time due to perceived scarcity, subjective value, and societal and consumer trends in general. Because these factors can change rapidly, customer demand also can shift quickly. Some collectibles appeal to customers for only a limited time. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and consumer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. A decline in the popularity of, or demand for, certain collectibles or other items sold through our service could reduce the overall volume of transactions on our service, resulting in reduced revenues. In addition, certain consumer "fads" may temporarily inflate the volume of certain types of items listed on our service, placing a significant strain upon our infrastructure and transaction capacity. These trends may also cause significant fluctuations in our operating results from one quarter to the next. Any decline in demand for the goods or services offered through our collectibles portal as a result of changes in consumer trends could have a material adverse effect on our business.

There are certain provisions of Delaware law that could have anti-takeover effects.

           Certain provisions of Delaware law and our Certificate of Incorporation, as amended, and Amended and Restated Bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise and the removal of our incumbent officers and directors. Our
Certificate of Incorporation and Amended and Restated Bylaws do not do not provide for cumulative voting in the election of directors. Our Bylaws include advance notice requirements for the submission by stockholders of nominations for election to the Board of Directors and for proposing matters that can be acted upon by stockholders at a meeting.

           We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), which will prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless the business combination is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Section 203 could adversely affect the ability of stockholders to benefit from certain transactions which are opposed by the Board or by stockholders owning 15% of our common stock, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our success is dependent upon the protection of our intellectual property.

           As part of our confidentiality procedures, we generally enter into agreements with our employees and consultants and limit access to and distribution of our software, documentation and other proprietary information. We cannot offer assurances that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. Notwithstanding the precautions we have taken, it might be possible for a third party to copy or otherwise obtain and use our software or other proprietary information without authorization or to develop similar software independently. Policing unauthorized use of our technology is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford our company little or no effective protection of its intellectual property.

           We may in the future receive notices from third parties claiming infringement by our software or other aspects of our business. Although we are not currently subject to any such claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and require us to enter into royalty and licensing agreements, which could have a material adverse effect on our business, results of operations and financial condition. Such royalty and licensing agreements, if required, may not be available on terms acceptable to the company or at all. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect the our trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.

           We also rely on a variety of technologies that we license from third parties. We cannot make any assurances that these third-party technology licenses will continue to be available to the company on commercially reasonable terms. Our inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing our proprietary software enhancements and new developments until equivalent technology could be identified, licensed or developed and integrated. Any such delays would materially adversely affect our business, results of operations and financial condition.

We face risks associated with global expansion.

           We do not currently have any overseas fulfillment or distribution facility or arrangement or any websites content localized for foreign markets. We cannot offer any assurances that we will be able to establish a global presence. In addition, there are certain risks inherent in doing business on a global level, such as:

     o    regulatory requirements;

     o    export restrictions;

     o    tariffs and other trade barriers;

     o    difficulties in staffing and managing foreign operations;

     o    difficulties in protecting intellectual property rights;

     o    longer payment cycles;

     o    problems in collecting accounts receivable;

     o    political instability;

     o    fluctuations in currency exchange rates; and

     o    potentially adverse tax consequences.

           All of the above factors could adversely impact the success of any global operations. In addition, the export of certain software from the United States is subject to export restrictions as a result of the encryption technology in such software and may give rise to liability to the extent we violate such restrictions. We cannot offer assurances that we will be able to successfully market, sell and distribute our products in foreign markets or that one or more of such factors will not have a material adverse effect on our future global operations, and consequently, on our business, results of operations and financial condition.

We may be exposed to liability for content retrieved from our websites.

           We may be exposed to liability for content retrieved from our websites. Our exposure to liability from providing content on the Internet is currently uncertain. Due to third party use of information and content downloaded from our websites, we may be subject to claims relating to:

     o the content and publication of various materials based on defamation, libel, negligence, personal injury and other legal theories;

     o copyright, trademark or patent infringement and wrongful action due to the actions of third parties; and

     o other theories based on the nature and content of online materials made available through our websites.

           Our exposure to any related liability could result in us incurring significant costs and could also be a drain on our financial and other resources. We do not maintain insurance specifically covering such claims. Liability or alleged liability could further harm our business by diverting the attention and resources of our management and by damaging our reputation in our industry and with our customers.

We are involved in litigation.

            We are currently involved in a dispute with Marc Stengel and Hannah Kramer, each of whom is a substantial shareholder of our company, and with Whirlwind Collaborative Design, Inc. and Silesky Marketing, Inc., two entities affiliated with Marc Stengel. Mr. Stengel and Ms. Kramer are former directors of the Company. Mr. Stengel is also a former officer and employee.

            The lawsuit was initially filed against Mr. Stengel alone in June 2000. It remains pending in the US District Court for the District of Maryland. A First Amended Complaint was filed on October 11, 2000, which added the three additional defendants identified above. The First Amended Complaint seeks rescission of the transactions pursuant to which Mr. Stengel and Ms. Kramer obtained their substantial stock interests in the company, and seeks damages against Mr. Stengel and Ms. Kramer for misrepresentations and omissions under the common law of fraud, the Maryland Securities Act and certain contractual warranties and representations. The First Amended Complaint also seeks damages and remedies against Mr. Stengel for breach of his contractual duties as an employee of the company and for misrepresentations he made to the company while acting as an employee. The First Amended Complaint also seeks to recover damages from Mr. Stengel and the two corporate defendants for conversion of certain of Sales Online's assets, resources and employee services, and for unjust enrichment. The First Amended Complaint has not yet been responded to by any of the defendants; the Court has not ruled on any of these claims.

            In response to the Maryland lawsuit, Marc Stengel commenced an action in the Delaware Chancery Court seeking a determination from the Court that he was improperly removed as an officer and director of Sales Online, should be reinstated as such, and that the Rotmans be ordered to dismiss the Maryland action. The Delaware action was stayed pending the outcome of a special meeting of shareholders, discussed below. Following the results of that meeting, Sales Online moved for summary judgment and asked that the Delaware litigation be dismissed. The Court has not yet ruled on that motion.

            On July 20, 2000, in accordance with our Amended and Restated Bylaws, Gregory Rotman, called a special meeting of the stockholders to be held on September 19, 2000 for the election of directors. Gregory Rotman and Richard

Rotman nominated themselves, Andrew Pilaro and John Martin for election to our Board of Directors and filed soliciting materials with the SEC. No proxy soliciting materials were filed by any other party. The meeting was held on September 19, 2000 and the nominated slate of directors were elected. Although we believe that the election was proper, we cannot predict what actions, if any, Marc Stengel may take with respect to the election of directors, including contesting the election.

            A special Board of Directors meeting was called by Gregory Rotman immediately following the special meeting of stockholders on September 19, 2000. At that meeting, the new Board removed Marc Stengel as an officer of Sales
Online, formally ratified and approved the initiation and prosecution of the lawsuit against Marc Stengel and authorized Gregory Rotman, as president and CEO to take all actions necessary to prosecute Sales Online's claims against Marc Stengel and others.

            Marc Stengel has formally requested the Board of Directors to indemnify him for his costs and legal fees in defending himself in these legal proceedings and has asked Sales Online to advance those costs to him pursuant to our Bylaws. The Board of Directors has denied these requests.

            We believe that the positions asserted by Sales Online in the Maryland lawsuit are meritorious. However, no assurance can be given with respect thereto and substantial costs, including attorneys fees, are being incurred in connection with this dispute.

Risks Associated With Our Industry

The market for online services is intensely competitive.

           The market for Internet products and services is new, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. We currently or potentially compete with a variety of other companies depending on the type of merchandise and sales format offered to customers. These competitors include:

     o various Internet auction houses such as eBay, ONSALE, uBID, Yahoo! Auctions, First Auction (the auction site for Internet Shopping Network, a wholly-owned subsidiary of Home Shopping Network Inc.), Surplus Auction (a wholly-owned subsidiary of Egghead, Inc.), WebAuction (the auction site for MicroWarehouse, Inc.), Insight Auction (the auction site for Insight Enterprises, Inc.) and others;
     o    a  number  of  indirect  competitors  that  specialize  in  electronic commerce or derive a substantial portion of their revenue from electronic commerce, including Internet Shopping Network, AOL, Shopping Com and Cendant Corp.;
     o a variety of other companies that offer merchandise similar to ours but through physical auctions and with which we compete for sources of supply; and
     o other companies that have combined a variety of services under one brand in a manner similar to ours including CMGI (Alta Vista), the Walt Disney Company (The GO Network), Excite and Lycos.

           We believe that the principal competitive factors affecting our market are the ability to attract customers at favorable customer acquisition costs, operate the websites in an uninterrupted manner and with acceptable speed, provide effective customer service and obtain merchandise at satisfactory prices. We cannot offer any assurances that we can maintain our competitive position against current and potential competitors, especially those with greater financial, marketing, customer support, technical and other resources.

           Current and potential competitors have established or may establish cooperative relationships among themselves or directly with vendors to obtain exclusive or semi-exclusive sources of merchandise. Accordingly, it is possible that new competitors or alliances among competitors and vendors may emerge and rapidly acquire market share. Increased competition is likely to result in reduced operating margins, loss of market share and a diminished brand franchise, any one of which could materially adversely affect our business, results of operations and financial condition. Many of our current and potential competitors have significantly greater financial, marketing, customer support, technical and other resources than the company. As a result, such competitors may be able to secure merchandise from vendors on more favorable terms than we can, and they may be able to respond more quickly to changes in customer preferences or to devote greater resources to the development, promotion and sale of their merchandise than we can.

            With respect to our new collectibles portal, several other companies have combined a variety of services under one brand in a manner similar to our portal, including Yahoo!, Microsoft (MSN), Excite, Lycos and CMGI (Alta Vista). Although our portal is focused specifically on the collectibles industry and no other site currently has the technology to store the extent of collectible information as our company, we run the risk of other sites entering into this sector and there can be no assurance that we can maintain our competitive position against potential competitors, especially those with greater financial, marketing, customer support, technical and other resources than our company. Increased competition is likely to result in reduced operating margins, loss of market share and a diminished brand franchise, any one of which could materially adversely affect our business, results of operations and financial condition.

Market consolidation has created and continues to create companies that are larger and have greater resources than us.

           As the online commerce market continues to grow, other companies may enter into business combinations or alliances that strengthen their competitive positions. In the recent past, there have been a number of significant acquisitions and strategic plans announced among and between our competitors, including:

     o America Online's acquisition of Netscape and its proposed merger with TimeWarner, Inc.;

     o    CMGI's acquisition of 83% of AltaVista;

     o Disney's acquisition of the remaining interest in Infoseek not already owned by Disney;

     o    @Home Network's acquisition of Excite;

     o    Yahoo!'s acquisition of GeoCities and Broadcast.com; and

     o FairMarket's new alliance network comprised of Microsoft Corp., Excite@home, Ticketmaster Online and many others.

            The effects of these completed and pending acquisitions and strategic plans may have on us cannot be predicted with accuracy, but some of these competitors are aligned with companies that are larger or more well established than us. In addition, these potential competitors include television broadcasters with access to unique content and substantial marketing resources. As a result, these competitors may have access to greater financial, marketing and technical resources than us.

Our operations significantly depend upon maintenance and continued improvement of the Internet's infrastructure.

           The Internet and electronic commerce industries are characterized by rapid technological change, changes in user and customer requirements, frequent new services or product introductions embodying new technologies and emergence of new industry standards and practices that could render our existing websites and proprietary technology obsolete. Our performance will depend, in part, on our ability to license or acquire leading technologies, to enhance our existing services, and to respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

           The Internet may ultimately prove not to be a commercially viable commercial marketplace for a number of reasons, including:

     o unwillingness of consumers to shift their purchasing from traditional retailers to online purchases;
     o concerns over the security of Internet transactions and the privacy of users may inhibit the growth of the Internet generally, and the Web in particular;
     o    limitations on access and ease of use;
     o    congestion leading to delayed or extended response times;
     o inadequate development of Web infrastructure to keep pace with increased levels of use; and
     o    increased governmental regulation.

           We cannot offer assurances that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed or that, if they are developed, the Internet will become a viable marketing and sales channel for merchandise such as that offered by our company. The emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

           The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet service providers and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services.

           Our ability to increase the speed with which we provide services to customers and to increase the scope of such services ultimately is limited by and reliant upon the speed and reliability of the networks operated by third parties. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion. If the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace are not developed or if the Internet does not become a viable commercial marketplace, our business, results of operations and financial condition will be materially adversely affected.

Security breaches and credit card fraud could harm our business.

           A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. We cannot give assurances that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction data. If any such compromise of our security were to occur, it could have a material adverse effect on our business, results of operations and financial condition. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. To the extent that activities of our company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. We cannot offer assurances that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business.

Our industry may be exposed to increased government regulation.

           Our company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, laws applicable to auction companies and auctioneers, and laws or regulations directly applicable to access to, or commerce on, the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, fraud, taxation, advertising, intellectual property rights and information security. Compliance with additional regulation could hinder our growth or prove to be prohibitively expensive.

           Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet auctions and increase our cost of doing business or otherwise have an adverse effect on our business, results of operations and financial condition.

           Several recently passed federal laws could have an impact on our business. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

           Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, auction regulation, sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, because our service is available over the Internet in multiple states, and we sell to numerous consumers resident in such states, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject our company to taxes and penalties for the failure to qualify. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the our business, could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Associated with our Common Stock

Our stock price has been and may continue to be very volatile.

            The market price of the shares of our common stock has been, and is likely to be, highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in our results of operations, announcements of technological innovations, new sales formats by the company or our competitors, developments with respect to patents, copyrights or proprietary rights, changes in financial estimates by securities analysts, conditions and trends in the Internet and electronic commerce industries, adoption of a new accounting standards affecting the retail sales industry, general market conditions and other factors. Further, the stock markets have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated or disproportionate to the operating performance of such companies.

           The trading prices of many technology companies' stock have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuation of many Internet stocks are extraordinarily high based on conventional valuation standards such as price to earnings and price to sales ratios. We cannot offer any assurance that these trading prices and price earnings ratios will be sustained. These broad market factors may adversely affect the market price of our common stock. These market fluctuations, as well as general economic, political and market conditions such as recessions or interest rate fluctuations, may adversely affect the market price of our common stock. Any negative change in the public's perception of the prospects of Internet or e-commerce companies could depress our stock price regardless of our results. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect of our business, results of operations and financial condition.

We have issued options, warrants and a convertible note that could have a dilutive effect on our shareholders.

           We have issued numerous options, warrants, and convertible securities to acquire our common stock that could have a dilutive effect on our shareholders. As of October 23, 2000, we had issued employee stock options to acquire 579,000 shares of our common stock, exercisable at prices ranging from $.01 to $1.625 per share, with a weighted average exercise price of approximately $.33 per share. In addition to these options, we have reserved 19,692,792 shares of common stock for issuance upon conversion of and payment of interest on our 8% convertible note and 700,000 shares issuable upon the exercise of the warrants issued in connection with the 8% convertible note. During the terms of these securities, the holders will have the opportunity to profit from either an increase or, in the case of the convertible note, decrease in the market price of our common stock followed by a subsequent increase, with resulting dilution to the holders of shares who purchased shares for a price higher than the respective exercise or conversion price. In addition, the increase in the outstanding shares of our common stock as a result of the exercise or conversion of these securities could result in a significant decrease in the percentage ownership of our common stock by the purchasers of our common stock.

           The potentially significant number of shares issuable upon conversion of our 8% convertible note could make it difficult to obtain additional financing. Due to the significant number of shares of our common stock which could result from a conversion of our 8% convertible note, new investors may either decline to make an investment in our company due to the potential negative effect this additional dilution could have on their investment or require that their investment be on terms at least as favorable as the terms of the 8% convertible note If we are required to provide similar terms to obtain required financing in the future, the potential adverse effect of these existing financings could be perpetuated and significantly increased.

We will be penalized if we fail to register shares underlying our 8% convertible note and the warrants issued in connection with the 8% convertible note that we issued in March, 2000.

            We will incur penalties and costs under the terms of the registration rights agreement and the 8% convertible note and the warrants issued in connection with the purchase of the 8% convertible note, all issued in the private placement in March, 2000, if we are unable to register the shares of common stock issuable upon the conversion of the 8% convertible note and the exercise of the warrants by December 15, 2000.

Conversion of the convertible note and exercise of the warrants and subsequent public sale of our common stock while its market price is declining may result in further decreases in the price.

            The common stock issuable upon conversion of our convertible note will increase as the price of our common stock decreases, which may adversely affect the price of our common stock. On October 23, 2000, we had issued and outstanding $3,000,000 principal amount of an 8% convertible note. If the convertible note were converted on October 23, 2000, the number of shares of common stock issuable to the holder would be 9,846,396. The number of shares of common stock that may ultimately be issued upon conversion of these securities is presently indeterminable and could fluctuate significantly (See "Description of Securities"). Purchasers of common stock could therefore experience substantial dilution upon conversion of the convertible note. In addition, the significant downward pressure on the market price of our common stock could develop as the holders convert/exercise and sell material amounts of common stock which could encourage short sales by the holders or others, placing further downward pressure on the market price of our common stock.


Future sales of our common stock in the public market could adversely affect the price of our common stock.

            Sales of substantial amounts of common stock in the public market that are not currently freely tradable, or even the potential for such sales, could have an adverse effect on the market price for shares of our common stock and could impair the ability of purchasers of our common stock to recoup their investment or make a profit. As of October 23, 2000, these shares consist of:

     o 18,464,456 shares of our outstanding common stock owned by Gregory Rotman and Richard Rotman, two of our executive officers and directors ("Rotman Shares");
     o 18,256,956 shares of our outstanding common stock owned by two former directors, Hannah Kramer and Marc Stengel (together with the Rotman Shares, the "Affiliate Shares"). Hannah Kramer has filed a Form 144 with the SEC indicating an intent to sell 400,000 shares (of which 207,500 have already been sold) and Marc Stengel filed a Form 144 with SEC indicating an intent to sell 470,000 share; and
     o    approximately 579,000 shares issuable to option holders.

           Unless the Affiliate Shares and the shares issuable to option holders are further registered under the securities laws, they may not be sold except in compliance with Rule 144 promulgated by the SEC, or some other exemption from registration. Rule 144 does not prohibit the sale of these shares but does place conditions on their resale which must be complied with before they can be resold.

Future sales of our common stock in the public market could limit our ability to raise capital.

           Sales of substantial amounts of our common stock in the public market pursuant to Rule 144, upon exercise or conversion of derivative securities or otherwise, or even the potential for such sales, could also affect our ability to raise capital through the sale of equity securities.

The issuance of the convertible note and warrants required us to record non-cash expenses.

            As a result of the issuance of our 8% convertible note, we recorded non-cash interest expense attributable to the beneficial conversion feature and amortization of the related debt acquisition costs and the fair value of the related warrants of approximately $1,097,000 during the six months ended June 30, 2000. From July 1, 2000 through March 23, 2002 we will record additional non-cash interest expense attributable to amortization of the related debt acquisition costs and the fair value of the related warrants of approximately $603,000.

Present management and former directors may control the election of our directors and all other matters submitted to the stockholders for approval.

           Our executive officers and directors, in the aggregate, beneficially own approximately 40% of our outstanding common stock. Additionally, Marc Stengel and Hannah Kramer, each a former director of our company, own approximately 40% of our outstanding common stock. As a result, each group, by joining forces with the holders of 10% our outstanding common stock, may be able to exercise control over all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets). Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the company, impede a merger, consolidation, takeover or other business combination involving the company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company, which in turn could have an adverse effect on the market price of our common stock.

"Penny stock" regulations may impose certain restrictions on marketability of securities.

           The SEC adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock may be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction.

           Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability to sell our common stock in the secondary market.

The market for our company's securities limited and may not provide adequate liquidity.

           Our common stock is currently traded on the OTC Bulletin Board. We are unable to provide any assurance or guarantee that the OTC Bulletin Board will provide adequate liquidity or that a trading market will be sustained. Holders of our company's stock may be unable to sell shares purchased should they desire to do so.

It is unlikely that we will issue stock dividends in the future.

           Anticipated capital requirements make it highly unlikely that any dividends will be paid with respect to our common stock in the foreseeable future.

                          DESCRIPTION OF OUR SECURITIES

           The summary of the terms of our capital stock set forth below does not purport to be complete. For a detailed, complete description, please see our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, copies of which were filed with the SEC as exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

General

           Our certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, par value $.001 per share.

            The transfer agent and registrar for the common stock is the Olde Monmouth Stock Transfer Company, Inc., Atlantic Heights, New Jersey.

Common Stock

            As of October 23, 2000, we had 47,056,140 shares of common stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

            Voting. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting will decide any question brought before the meeting, except when Delaware law, our certificate of incorporation, or our bylaws require a greater vote. Holders of our common stock do not have cumulative voting for the election of directors.

            Dividends. Holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds available for distribution.

           Preemptive Rights. The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

           Liquidation. If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities.

8% Convertible Note

           On March 23, 2000, we issued $3,000,000 principal amount of an 8% two year convertible note pursuant to a Securities Purchase Agreement. The following is a summary of the material terms of the 8% convertible note.

            Conversion Price. The note is convertible into common stock at a conversion price equal to the lesser of: (1) one hundred ten percent (110%) of the lowest of the closing bid price for the common stock for the five (5) trading days prior to March 23, 2000, or (2) seventy-five percent (75%) of the average of the closing bid price for the common stock for the five (5) trading days immediately preceding the conversion date.

           The number of shares of common stock that may ultimately be issued upon conversion is presently undeterminable and could fluctuate. If the applicable conversion price is 110% of the lowest of the closing bid price for the common stock for the five (5) trading days prior to March 23, 2000, which is $2.48, then the number of shares that may be issued upon conversion of the note is approximately 1,210,000 shares, subject to adjustment pursuant to stock splits, dividends or similar events. If the convertible note would have been converted as of October 23, 2000, the applicable conversion price would have been $.30468 per share (75% of the average of the closing bid price for the common stock for the five (5) trading days immediately preceding the conversion date) and the number of shares issuable upon conversion would have been approximately 9,846,396. Purchasers of common stock could therefore experience substantial dilution upon conversion of the convertible note.

           The convertible note includes a restriction that the convertible note is covertible by any holder only to the extent that the number of shares thereby issuable, together with the number of shares of common stock owned by such holder, but not including unconverted portions of the convertible note or unexercisable or warrants, would not exceed 4.99% of the then outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.

           Interest. The convertible note bears interest at the rate of 8% per annum. Interest is payable in quarterly installments in arrears, with the first payment due on October 31, 2000. Interest may at the Company's option be paid in common stock, with the number of shares of common stock to be delivered in payment of the interest to be determined by dividing the amount of interest being paid by the applicable conversion price.

           Default. An "event of default" under the convertible note will occur if, among other things, we (1) fail to pay interest or principal when due or fail to timely honor any notice of conversion of the convertible note, or (2) fail to perform in any material respect an agreement or obligation, or materially breach any of our representations or warranties, under the convertible note or the Securities Purchase Agreement. Upon an event of default, the entire indebtedness and accrued interest may become immediately due and payable. The convertible note may not be prepaid without the prior written consent of the holder.

           Adjustment. The conversion price and the number of shares received upon conversion may be adjusted in the event of a stock split, stock dividend, reorganization, merger, consolidation or sale of our assets and other similar transactions.

            Effect on Common  Stock.  The  variable  conversion  price of the 8%
convertible    note    could    affect   the    common    stock   as    follows:

     o Reduction in Stock Price. The number of shares of common stock issuable upon conversion of the convertible note will be inversely proportional to the market price of the common stock at the dates upon which the holder converts the convertible note.

     o Effect of Additional Shares in Market. To the extent that the holder of the convertible note converts and then sells its common stock in accordance with the 4.99% limitation, the common stock price may decrease due to the additional shares in the market, possibly allowing the holder to convert the convertible note into greater amounts of common stock, further depressing the stock price.

     o Impact of Dilution. The additional shares issued upon conversion of the convertible note would dilute the percentage interest of each of our existing common shareholders, and this dilution would increase as more shares of common stock are issued due to the impact of the variable conversion price. Each additional issuance of shares upon conversion would increase the supply of shares in the market and, as a result, may cause the market price of our common stock to decline. The effect of this increased supply of common stock leading to a lower market price may be magnified if there are sequential conversions of the convertible note into shares of common stock. Specifically, the selling shareholders could convert a portion of the convertible note and then sell the common stock issued upon conversion, which could result in a drop in our stock price. If the stock price were to decrease, then the selling shareholders could convert the convertible note at a lower conversion price and be issued a greater number of shares of common stock due to the lower conversion price. The increase in the aggregate number of shares of common stock issued upon conversion of the convertible note above what it would otherwise be could place significant downward pressure on our stock price. This downward pressure on our stock price might encourage market participants to sell our stock short, which would put further downward pressure on our stock price. On the other hand, in issuing the additional shares, we will avoid repaying a $3,000,000 debt.

Warrants Issued with Convertible Note

           In connection with the issuance of the convertible note the holder of the convertible note also was granted a five-year warrant to purchase 300,000 shares exercisable at $2.70 per share per share (120% of the lowest of the closing bid prices for the common stock for the five trading days prior to March 24, 2000). This warrant is also subject to anti-dilution protection in the event of the issuance of our common stock at a prices less than the then current price for our common stock and for stock splits, stock dividends, reorganization, merger, consolidation or sale of our assets and other similar transactions.

          We also issued a five-year warrant to purchase 100,000 shares of our common stock to the Delano Group Securities, LLC for acting as the placement agent in the financing. The exercise price is $2.70 per share (120% of the lowest of the closing bid prices for the common stock for the five trading days prior to March 23, 2000). This warrant is subject to adjustment in the event of stock splits, stock dividends, reorganization, merger, consolidation or sale of our assets and other similar transactions.

           Upon exercise of all of the outstanding warrants, we will receive aggregate gross proceeds of $1,080,000.


                               REGISTRATION RIGHTS

Shelf Registration

           In the Registration Rights Agreement and Securities Purchase Agreement relating to the sale of the 8% convertible note, we agreed to file with the SEC a registration statement for the resale of the shares issuable upon conversion of the convertible note, the payment of interest on the convertible note and the exercise of the warrants issued in connection with the convertible note and to use our best efforts to keep such registration statement effective until all of the shares have been resold or can be sold immediately without compliance with the registration requirements of the Securities Act of 1933, pursuant to Rule 144 or otherwise.

           Pursuant to the Registration Rights Agreement, we are obligated to register no less than the greater of (i) 2,000,000 shares of common stock or
(ii) 200% of the maximum number of shares of common stock that would be issuable upon conversion of the convertible note and upon exercise of the warrants, assuming that the conversion and exercise occurred just prior to the filing of the registration statement of which this prospectus is a part.

Piggyback Registration

           If at any time when there is not an effective registration statement covering the shares issuable upon conversion of the convertible note, as payment of interest on the convertible note, or the exercise of the warrants, we propose to file a registration statement under the Securities Act with respect to a primary offering of our shares for our own account or the account of others, excluding registration statements in connection with employee or director benefit or compensation plans or any acquisition of any entity or business, then we will give written notice of the proposed offering to the selling shareholders as soon as practicable and we will use our best efforts to include in the proposed offering the shares issuable upon conversion of the convertible note, as payment of interest on the convertible note, or the exercise of the warrants, unless we determine not to register or to delay the registration of our securities. We will not be required to register any shares that are eligible for resale pursuant to Rule 144(k) of the Securities Act.

Indemnification

           We have agreed to indemnify the holder of the convertible note, and any person controlling it against certain liabilities incurred or arising out of any untrue or alleged untrue statement of a material fact contained in the registration statement of which this prospectus is a part, or any omission of a material fact that is required to be stated or necessary to make the statements contained in the registration statement not misleading, except to the extent that the untrue statements or omissions are based upon information about the holder of the note that was furnished by the holder to us and that we reasonably relied upon. The holder of the convertible note has agreed to indemnify us and certain related persons against certain liabilities incurred or arising out of any untrue or alleged untrue statement of a material fact contained in the registration statement of which this prospectus is a part, or any omission of a material fact that is required to be stated or necessary to make the statements contained in the registration statement not misleading, only to the extent that the untrue statements or omissions are based upon information about the holder of the note that was furnished by the holder to us and that we reasonably relied upon.

Failure to File Registration Statement

           In the event we fail to file the registration statement covering the common stock to be issued upon the conversion of the convertible note and exercise of the warrants by October 25, 2000, or if the registration statement is not declared effective by the SEC by December 15, 2000, then with respect to any portion of the note not previously converted into common stock, the applicable conversion percentage will decrease by two percent (2%) each thirty day period until the registration statement is declared effective by the SEC. If the SEC has not declared the registration statement effective within one year after March 23, 2000, the applicable conversion percentage shall be fifty percent (50%).

           Additionally, if the registration statement is not filed by October 25, 2000 and not declared effective by the SEC on or prior to December 15, 2000, we must pay cash, as liquidating damages, for such failure. The required payment will be equal to two (2%) of the purchase price of the convertible note and warrant for each thirty-day period, until the breach of the Registration Rights Agreement is cured.



                              SELLING SHAREHOLDERS

          On March 23, 2000, we issued an 8% convertible note to the Augustine Fund, L.P. for a cash investment of $3,000,000. In connection with the issuance of the note, we also issued to the Augustine Fund, L.P. and the Delano Group Securities, LLC (as the placement agent in the financing) warrants to purchase 300,000 and 100,000 shares of common stock, respectively, for an exercise price of $2.70 per share. As described elsewhere herein, this prospectus covers shares of common stock that may be acquired by the selling shareholders upon the conversion of the convertible note, as interest on the convertible note, and upon exercise of the warrants.

           Under the Registration Rights Agreement, we are required to register for resale by the selling shareholders 20,392,792 shares of our common stock. This amount is based upon:

     o The number of shares issuable upon conversion of and payment of interest on the convertible note and exercise of the warrants; and

     o The potential increase in the number of shares issuable with respect to the convertible note if the conversion price declines due to a decline in the market price for our common stock.

           In accordance with the terms of the Registration Rights Agreement with the holder of the convertible note, this prospectus covers the resale of 200% of the number of shares of common stock issuable upon conversion of the convertible note, determined as if the convertible note was converted in full at the assumed conversion price of $.30468, plus 200% of the number of shares issuable upon exercise of the warrant issued to the Augustine Fund, L.P. and 100% of the number of shares issuable upon the exercise of warrants issued to the Delano Group Securities, LLC. If the warrants were exercised in full and the entire convertible note was converted at the conversion price of $.30468 per share, only 10,246,396 shares of common stock would be issued and available for resale under this prospectus. However, we cannot determine the exact number of shares of common stock that we will ultimately issue upon exercise of the warrants and conversion of the convertible note if the conversion price declines and anti- dilution adjustments occur with respect to the warrants or the convertible note.

           Pursuant to its terms, the convertible note is convertible by any holder only to the extent that the number of shares thereby issuable, together with the number of shares of common stock owned by such holder, but not including unconverted portions of the convertible note or unexercisable or warrants, would not exceed 4.99% of the then outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the third and fourth columns in the table below for the selling shareholders exceeds the number of shares of common stock that the selling shareholders beneficially own in accordance with Section 13(d) as of October 23, 2000. This 4.99% limit may not prevent any holder from converting all of its convertible note or exercising its warrants, because the holder can convert the convertible note or exercise warrants into 4.99% of our outstanding common stock, then to the extent it liquidates some or all of these shares, the holder can convert additional amounts of the convertible note. As a result, the 4.99% limit does not prevent selling shareholders from selling more than 4.99% of our common stock.

           The following table provides information as of October 23, 2000, with respect to the common stock beneficially owned by the selling shareholders. The information presented is based on data furnished to us by the selling shareholders and assumes a conversion price for the convertible note of $.30468 per share. The actual number of shares of common stock issuable upon conversion of the convertible note is subject to adjustment and could be materially more than the amounts set forth in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future market price of the common stock.

            The 20,392,792 shares of common stock offered by this prospectus may be offered from time to time to the selling shareholders named below.


------------------------------------------------------------------------------------------------------------------------------------

                                                               Number of Shares       Maximum Number          Shares Beneficially
                                      Shares of Common           That Can Be        of Shares Offered           Owned After
Name of Selling                          Stock Owned          Acquired Over Life       Under This                Offering (2)
 Shareholder                          Beneficially Before      of the Securities       Registration
                                         Offering(1)                Owned                Statement
------------------------------------------------------------------------------------------------------------------------------------
Augustine Fund, L.P                   2,471,425 (4.99%)        9,846,396              20,292,792                0

------------------------------------------------------------------------------------------------------------------------------------
Delano Group Securities, LLC            100,000                  100,000                 100,000                0

------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 2,571,425                9,946,396              20,392,792                0
------------------------------------------------------------------------------------------------------------------------------------
-----------

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The rules also provide that beneficial ownership includes shares of common stock, underlying options, warrants and convertible securities that can be exercised or converted within 60 days. To that extent, the number of shares underlying the convertible securities presented in the table may not represent the actual beneficial ownership from time to time of selling shareholders in accordance with those rules because of any adjustable rate of conversion. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially

     (2) Assumes that all of the selling shareholders will sell all of the shares registered for sale hereby. Because the selling shareholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling shareholders after completion of the sale of shares hereunder.



          The selling shareholders will receive all of the proceeds of the shares offered hereby. We will not receive any of the proceeds from the sale of such shares. However, 400,000 of the shares offered hereby are issuable upon the exercise of outstanding warrants to purchase shares of common stock (subject to adjustments). If all of the warrants are exercised by the selling shareholders, we estimate that we would receive gross cash proceeds of $1,080,000 in the aggregate (assuming none of the warrants were exercised pursuant to the cashless exercise provisions contained therein). Holders of the warrants have the right to exercise the warrants held by them by delivering shares of common stock as payment for the exercise price pursuant to the terms of the warrants. We will bear the expenses of this offering. No selling shareholder has held any position or office or had any other material relationship with our company.


                              PLAN OF DISTRIBUTION

           This prospectus relates to the offer and sale by the selling shareholders of up to 20,392,792 shares of common stock par value $.001 per share, assuming a conversion of the convertible note and an exercise of the warrants.

           The shares covered by this prospectus may be offered and sold from time to time by the selling shareholder. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares being offered hereby on the OTC Bulletin Board, or otherwise, at prices and under terms then prevailing, at prices related to the then current market price, or at negotiated prices. Registration of the shares does not necessarily mean that any of the shares will be offered by the selling shareholder.

           Shares may be sold by one or more of the following means of distribution:

     o block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
     o over-the-counter distributions in accordance with the rules of the NASD;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions

           We will not receive any of the proceeds from the sale of shares by the selling shareholder. We will bear all expenses of the offering, except that the selling shareholders will pay all underwriting commissions, brokerage fees and transfer taxes as well as fees of its counsel.

           In connection with distributions of the shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions who may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholders may also (i) sell our common stock short and redeliver the shares to close out such short positions; (ii) enter into option or other transactions with broker-dealers or other financial institutions which require the delivery thereto of the shares offered hereby, which shares such broker-dealer or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction); or (iii) pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any such shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

           In effecting sales, brokers, dealers or agents engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

           In order to comply with the securities laws of certain states, the shares must be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and has been complied with.

           The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as defined therein) of our common stock, such person generally may not purchase shares of our common stock. The selling shareholders are subject to such regulation which may limit the timing of its purchases and sales of shares of our common stock.

           At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

           We have agreed to indemnify the selling shareholder, and any person controlling it against certain liabilities, including liabilities under the Securities Act. The selling shareholders haves agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act.

           We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the sale of all the shares or the date on which shares may be sold without any restriction pursuant to Rule 144(k).

                                  LEGAL MATTERS

           Certain legal matters will be passed upon for us by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland.

                                     EXPERTS

           The financial statements of Sales Online as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of Wolf & Company, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

           We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information on file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:\\www.sec.gov.

           We have filed a registration statement with the SEC on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, omits some information contained in the registration statement and the exhibits to the registration statement on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC under the Securities Act. For further information with respect to us and the common stock, reference is made to the registration statement. We will describe the material provisions of any contract or other document referred to in this document.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           We are incorporating by reference the documents listed below have which have been filed by us with the SEC under file number 0-28720:

     o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

     o our Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999, June 30, 1999, September 30, 1999, March 31, 2000, and
          June 30, 2000;

     o our current report on Form 8-K dated March 28, 2000 and filed on March 30, 2000, and amended on Form 8-K/A, dated March 28, 2000 and filed on March 31, 2000; and

     o description of the common shares on Form 10 filed August 20, 1996, as updated in the Schedule 14C filed on February 4, 1999 and reflected in Form 10-KSB for the fiscal year ended December 31, 1999.

           We are also incorporating all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering made by this prospectus. Any statement in a document referenced in part or in whole shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that the statement is modified or superseded by the registration statement and this prospectus. Any statement that has been modified or superseded by this prospectus shall not be deemed to constitute a part of this prospectus beyond the extent of the portion of the modified or superseded.

           We will provide a copy of any document incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates by reference free of charge to any person who receives a prospectus upon written or oral request. Requests should be directed to the Secretary, 4 Brussels Street, Worcester, Massachusetts 01610, telephone number (508) 791-6710.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

           The following table sets forth the various estimated expenses to be incurred by us in connection with the registration of the securities being registered hereby, all of which will be borne by us except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting or tax services or any other expenses incurred by the selling stockholder in disposing of the shares (other than the reasonable fees and expenses of the selling shareholder's counsel).

           SEC Registration Fee                            $  2,100

           Accounting fees and expenses                    $  5,000
           Legal fees and expenses                         $ 15,000
           Printing fees                                   $  1,000
           Transfer agent fees                             $    500
           Miscellaneous                                   $  1,000
                                                           --------
           TOTAL                                           $ 24,600

Item 15.  Indemnification of Directors and Officers.

            Article Eleven of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

     o for any breach of their duty of loyalty to the corporation or its stockholders, or

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

     o for any transaction from which the director derived an improper personal benefit.

            Our Bylaws provide that, to the fullest extent permitted by Delaware General Corporation Law our directors and officers shall be indemnified, and employees and agents may be indemnified, against expenses, including attorneys' fees, judgments, fines, and settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify an director, officer, and agent if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

           In addition, our Bylaws provide that we are required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by an officer or director provided that we have received a written undertaking by or on his behalf to repay the amount we paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

            Sales Online also maintains director and officer insurance coverage.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of the Sales Online pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.  Exhibits.

     2.1 Agreement and Plan of Reorganization dated January 31, 1999 among the Registrant and Gregory Rotman, Richard Rotman, Marc Stengel and Hannah Kramer. (Incorporated by reference from Form 8-K-File No. 0-28720, filed March 10, 1999).

     4.1  Specimen of certificate for Common Stock.

     4.2  Securities  Purchase  Agreement  dated  March  23,  2000  between  the
          Registrant  and  Augustine  Fund,  LP.  (Incorporated  by reference to
          Exhibit 10.2 to Form 10-KSB filed on April 14, 2000).

     4.3 Convertible Note dated March 23, 2000 issued to Augustine Fund, LP pursuant to Securities Purchase Agreement (Incorporated by reference to Exhibit 10.3 to Form 10-KSB filed on April 14, 2000).

     4.4 Warrant dated March 23, 2000 issued to Augustine Fund, LP pursuant to Securities Purchase Agreement(Incorporated by reference to Exhibit
          10.4 to Form 10-KSB filed on April 14, 2000).

     4.5  Registration  Rights  Agreement  (Incorporated by reference to Exhibit
          10.5 to Form 10-KSB filed on April 14, 2000).

     4.6 Warrant issued by the Registrant to Delano Group Securities, LLC (Incorporated by reference to Exhibit 10.7 to Form 10-KSB filed on April 14, 2000).

     4.7 Modification Agreement dated September 19, 2000 between the Registrant and Augustine Fund, LP. **

     5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding the legality of securities.**

     23.1 Consent of Wolf & Company, P.C.**

     23.2 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in Exhibit 5.1)

     --------------------
     ** Filed herewith

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file with the SEC, during any period in which offers or sales are being made in reliance on Rule 415 of the Securities Act, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect reflect in such prospectus any facts or events that exist which, individually or together, represent a fundamental change in the information contained in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution;

     (2) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

           For determining any liability under the Securities Act, the Registrant hereby undertakes: (1) to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the SEC declared it effective; and (2) to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering of the securities.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Worcester, Massachusetts, on October 24, 2000.

                                    SALES ONLINE DIRECT, INC.


                                    By: /s/ Gregory Rotman
                                       --------------------------------
                                       Gregory Rotman, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                            Date


/s/ Gregory Rotman                 Director, President,       October 24, 2000
-------------------------------    Chief Executive Officer
Gregory Rotman


                                   Director, Chief Financial
/s/ Richard Rotman                 Officer, Vice President    October 24, 2000
-------------------------------    Secretary
Richard Rotman


/s/ John Martin                    Director, Vice President   October 24, 2000
-------------------------------    Chief Technology Officer
John Martin


/s/ Andrew Pilaro                  Director                   October 24, 2000
-------------------------------
Andrew Pilaro